UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

WATCHIT TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

000-21956
(Commission File Number)

NEVADA	74-1613155
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

229 Airport Rd. STE 7-151, Arden, NC 28704
(Address of principal executive offices)

Registrant's telephone number, including area code: (828) 483-4131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 25, 2012, Air Pure Systems, LLC a subsidiary of WatchIt Technologies, Inc. acquired 20,0000 Series 1 Preferred Stock of Oxysonix Corporation (“OXY’s”) in exchange for U.S. patent application numbered 13/057,596 and related intellectual properties involving methods and devices for increasing liquid fuel combustion efficiency (the “Technologies”). Series 1 Preferred Stock pay a non-cumulative annual dividend equal to 5% of OXY’s net sales generated from products comprised of the Technologies, which rate decreases to 3% on March 31, 2019. The Series 1 shares are non-assignable but may be exchanged by the holder for common shares in the Company at a rate equal to 100% of the market price for the Company’s common stock on the day prior to conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WatchIt Technologies, Inc.

Dated: April 30, 2012	By: /s/ BRIAN D. RILEY
Brian D. Riley
President